EXHIBIT B

                             JOINT FILING AGREEMENT

         The undersigned agree that this Amendment No. 2 to the Schedule 13D, dated November 19, 2002, relating to the Common Stock of TFC Enterprises, Inc. shall be filed on behalf of the undersigned.





Dated: November 19, 2002            Grand Slam Capital Partners, LP




                                    By: /s/ Mitchell Sacks
                                       ----------------------------------
                                        Name:   Mitchell Sacks
                                        Title:  Managing Partner


Dated: November 19, 2002            Grand Slam General Partners, LLC




                                    By: /s/ Mitchell Sacks
                                       ----------------------------------
                                        Name:   Mitchell Sacks
                                        Title:  Principal








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